BDO Seidman, LLP
                       205 N. Michigan Avenue, Suite 2100
                             Chicago, Illinois 60601
                            Telephone: (312) 856-9100
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                                                              Exhibit 16.1


November 2, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:      H.E.R.C. Products Incorporated


Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on October 27, 1998, to be filed by our former client, H.E.R.C. Products Incorporated. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Yours very truly,



/s/  BDO Seidman, LLP.
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BDO Seidman, LLP